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                                                                     EXHIBIT 4.6

                                                 Account No. ___________________

                               ACCEPTANCE OF OFFER

                  The undersigned hereby agrees to purchase, at par, $________________ in aggregate principal amount of the following securities (the "Securities") of F.N.B. Corporation (the "Company") offered pursuant to the Prospectus dated _________________, (as the same may be amended, modified or supplemented, the "Prospectus"), receipt of which is hereby acknowledged:

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
                  Security:______________________________________________________________________________
                           Subordinated Term Note ("Term Note") or Subordinated Daily Note ("Daily Note")

                  Term:    ______________________________________________________________________________
                           For Term Notes only; 3,6,9,12,18,24,30,36,48,60,84 or 120 months

                  Interest Rate:_________________________________________________________________________
                           Fixed for Term Notes; Initial for Daily Note

                  Registration Code:___________________________        Account Type: ____________________
                           IN;JT;UTMA                                  P;B;O
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The name(s) and address in which the Securities being purchased by the undersigned are to be registered are as follows (all persons so named must execute this Acceptance of Offer):

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
____________________________________________________

____________________________________________________              Soc. Sec. or E.I. No.

____________________________________________________              # ______________________________________

____________________________________________________              Telephone Number _______________________
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EACH UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT He/she has received a copy of the Prospectus.

EACH UNDERSIGNED HEREBY AGREES THAT All Securities purchased hereby, whether Term Notes or Daily Notes, are subject to all the terms and conditions including, without limitation, subordination of the indebtedness evidenced thereby, as set forth in the Prospectus and the Indenture dated as of May 15, 1992 between the Company and Chase Manhattan Trust Company, N.A., as successor to Northern Central Bank, as Trustee.

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THIS SECURITY IS NOT A SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED DEPOSITORY
INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
(FDIC).
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By executing this ACCEPTANCE OF OFFER, I (we), under penalty of perjury, certify that: (1) the number shown on this form is my (our) correct taxpayer identification number (T.I.N.) and (2) I (we) am (are) not subject to backup withholding either because of (a) I (we) am (are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue
Service that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding. (If you have been notified by the IRS that you are subject to backup withholding, delete the language in (2) above.)

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
TERM NOTE INTEREST ELECTION (CHECK ONE)

1.   MONTHLY CHECK                  ____(3-120 MO.)                     ________________________________________________________

2.   QUARTERLY CHECK                ____(9-120 MO.)                     ________________________________________________________

3.   COMPOUND QUARTERLY             ____(9-120 MO.)                     ________________________________________________________
                                                                        (This Purchase Agreement must be executed by all persons
4.   PAID AT MATURITY               ____(3-6 MO.)                       whose names are to appear on the Securities purchased
                                                                        hereby.)
5.   MONTHLY DEPOSIT
                                                                        Date:___________________________________________________
     TO DAILY NOTE                  ____(3-120 MO.)
                                                                        Opened By:______________________________________________
     DAILY NOTE NUMBER ____________________________
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